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                                     FORM OF
                      BRIDGE NOTE EXTENSION AND CONVERSION

March 15, 1999

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Ladies and Gentlemen:

This letter agreement sets forth our mutual agreement with respect the Convertible Promissory Note, dated October 9, 1997, in the principal amount of $25,000.00 issued by LSC, Incorporated (the "Company") to you (the "Note"), pursuant to the Bridge Loan Agreement, dated September 11, 1997, among the Company and the other purchasers of Convertible Promissory Notes (the "Agreement"). As you will recall, on July 15, 1998, you agreed to amend the Note and the Agreement. The Company is requesting that you agree to further amend the Note and the Agreement as set forth in this letter agreement.

1. MATURITY DATE. Section 2 of the Agreement and the first paragraph of the Note are each hereby amended to the extent necessary to provide that the Note will be due and payable on the earlier of (a) thirty (30) days after the initial closing of the Financing, as defined in the Agreement, or (b) December 31, 1999.

2. WARRANT. In exchange for your agreement to extend the Note, the Company will grant to you a warrant (the "Warrant") to purchase ________ shares of Common Stock (which is equal to 50% of the principal amount of the Note, divided by $3.20 per share, which is 80% of the anticipated per share price in the financing that the Company has been conducting. The Warrant will be exercisable for a period of five years from the date of issuance at an exercise price equal to the lesser of (a) $3.20 per share or (b) 80% of the per share price of the Company's next equity financing that raises gross proceeds of at least two hundred fifty thousand dollars ($250,000), if such financing occurs on or before December 31, 2000. The Warrant again will be in the same form as the warrant attached as Exhibit B to the Agreement. The Company will issue the Warrant to you promptly after receipt of a signed copy of this letter agreement from you.

3. CONVERSION. Section 2 of the Agreement and Section 2.1 of the Note are each hereby amended to the extent necessary to provide that the conversion price of the Note will not exceed $4.00 per share.


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March 15, 1999
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Please execute a copy of this letter agreement and return it to us acknowledging your agreement to amend the Note and the Agreement and convert principal and interest under the Note into shares of Common Stock of the Company, as set forth above.

LSC, INCORPORATED


By:
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     J. B. (Brad) Balogh,
     President and Chief Executive Officer


ACKNOWLEDGED AND AGREED TO
AS OF ____________________, 1999


By:
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